UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 4, 2010

MEDPRO SAFETY PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 4, 2010, MedPro Safety Products, Inc. made a $300,000 draw under its credit agreement with Vision Opportunity Master Fund, Ltd. ("VOMF"), a Cayman Island investment fund.  Total draws under the credit agreement total $550,000 of the maximum aggregate principal amount of $1,000,000 available under the agreement.  Under the terms of the credit agreement, MedPro issued a warrant to purchase 50,001 shares of common stock at $3.00 per share to VOMF in connection with the draw.

On June 4, 2010, VOMF also extended the date on which all principal and interest is due and payable on VOMF’s $1,300,000 bridge loan to MedPro to September 30, 2010.  A copy of the Promissory Note Extension Agreement between MedPro and VOMF is attached as Exhibit 10.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	Promissory Note Extension Agreement dated June 4, 2010, between MedPro Safety Products, Inc. and Vision Opportunity Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: June 21, 2010	By:	/s/ Marc T. Ray
Marc T. Ray
Vice President - Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Promissory Note Extension Agreement dated June 4, 2010, by and among MedPro Safety Products, Inc. and Vision Opportunity Master Fund, Ltd.